Exhibit 99.2

PROXY	VERIFONE HOLDINGS, INC.	PROXY
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 18, 2006 AND SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Douglas G. Bergeron and Barry Zwarenstein, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote as directed below all shares of Common Stock of VeriFone Holdings, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the Special Meeting of Stockholders of VeriFone Holdings, Inc. to be held at 2099 Gateway Place, Suite 600, San Jose, CA 95110, on September 15, 2006, at 10:00 a.m. for the purposes listed on the reverse side and at any and all continuations and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.
PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES
C/O PROXY SERVICES P.O. BOX 9141 FARMINGDALE, NY 11735	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.
VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to VeriFone Holdings, Inc. c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERIFONE HOLDINGS, INC.
THE BOARD OF DIRECTORS OF VERIFONE HOLDINGS, INC. RECOMMEND A VOTE "FOR" ITEMS 1 and 2
Vote on Proposals		For	Against	Abstain
1.	To authorize the issuance of the shares of VeriFone common stock required to be issued (i) in the merger of Lion Acquisitions Ltd., an Israeli company and a wholly-owned subsidiary of VeriFone ("Merger Sub"), with and into Lipman Electronic Engineering Ltd., an Israeli company, as contemplated by the Agreement and Plan of Merger, dated as of April 10, 2006, by and among Lipman, VeriFone and Merger Sub, as that agreement may be amended and (ii) pursuant to outstanding Lipman share options which will be converted into options to purchase shares of VeriFone Common Stock.	☐	☐	☐
2.	To conduct any other business as may properly come before the special meeting or any properly reconvened meeting following an adjournment or postponement of the special meeting.	☐	☐	☐
HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household.		Yes ☐		No ☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX]